Exhibit 99.1

FOR IMMEDIATE RELEASE

Surna Appoints Tony McDonald as new Director

Tony brings energy efficiency and heating, ventilation and air conditioning experience

September 13, 2018 – Boulder, Colorado – Surna Inc. (OTCQB: SRNA), a designer, engineer and manufacturer of environmental control and air sanitation systems for commercial, state- and provincial-regulated indoor cannabis cultivation facilities, announced today the appointment of Anthony K. McDonald (“Tony”), age 60, as an independent director. This appointment fills a vacancy on the Board of Directors (the “Board”).

Over the course of the past year, Surna has undertaken a series of steps designed to improve corporate governance, including a re-composition of the Board. The addition of Tony, who has an engineering degree from West Point and an MBA from Harvard Business School, and who has worked in the HVAC and energy efficiency industry for the last 10 years, complements the 30+ years of capital markets experience and 40+ years of public company accounting experience of Tim Keating and Taylor Simonton, respectively—the other two independent directors.

“Surna is laser-focused on delivering high value-added engineering and design solutions, as part of our overall services offering, to our cultivation customers. And energy consumption is an increasingly large component of overall costs to cannabis growers. Tony brings a wealth of valuable HVAC and energy efficiency experience to Surna, both of which are important as we continue to develop innovative solutions for cannabis cultivators who need to produce healthy crop yields while still being water- and energy-efficient, so they can remain competitive” said Chris Bechtel, the Company’s CEO.

Tony was also appointed to serve as a member of the Audit Committee.

Biographical Information on Tony McDonald

Tony has been involved in building businesses in the cleantech, energy efficiency and HVAC industries over the past 10 years. He led sales and business development as Vice-President-Sales for Coolerado Corp., a manufacturer and marketer of innovative, energy-efficient air conditioning systems for commercial, government, and military use. Along with Coolerado’s CEO, Tony was instrumental in growing the business to become an INC. 600 high-growth company award winner and assisted in raising $15 million of private funding from a cleantech investment fund. In 2015, Coolerado was acquired by Seeley International, Australia’s largest air conditioning manufacturer and an innovative global leader in the design and production of energy-efficient cooling and heating products, where Tony served as National Account Manager. Tony is currently Vice-President-Sales and outside advisor for SunTech Drive LLC, a solar energy equipment supplier located in Boulder, Colorado. He is also the founder and Managing Partner of Cleantechsell.com and the author of Cleantech Sell: The Essential Guide To Selling Resource Efficient Products In The B2B Market.

Prior to joining Coolerado, Tony spent over ten years in the private equity industry where he was involved in numerous transactions in the technology, manufacturing, and power development industries. As a business development officer at Private Capital Resource Group and MidCoast Investments, national private equity acquisitions groups, and later as founder and principal of Marz Capital, a specialty finance firm that provided financing for middle market buyouts, Tony has identified, financed or acquired numerous transactions with total enterprise value in excess of $200 million.

Tony was also a consultant to international banks with KMPG from 1994 to 1997 and served as a director for Keating Capital, Inc., a publicly-traded business development company that made investments in pre-IPO companies. He currently serves as a mentor for companies in the Clean Tech Open competition.

Tony is a U.S. Army veteran and a graduate of the U.S. Military Academy at West Point, N.Y. where he earned a B.S. degree in Engineering and Economics. He also received an M.B.A. degree from the Harvard Business School.

About Surna Inc.

Surna Inc. (www.surna.com) designs, engineers and manufactures application-specific environmental control and air sanitation systems for commercial, state- and provincial-regulated indoor cannabis cultivation facilities in the U.S. and Canada. Our engineering and technical team provides energy and water efficient solutions that allow growers to meet the unique demands of a cannabis cultivation environment through precise temperature, humidity, light, and process controls and to satisfy the evolving code and regulatory requirements being imposed at the state and local levels.

Headquartered in Boulder, Colorado, we leverage our experience in this space in order to bring value-added climate control solutions to our customers that help improve their overall crop quality and yield as well as optimize the resource efficiency of their controlled environment (i.e., indoor and greenhouses) cultivation facilities. We have been involved in consulting, equipment sales and/or full-scale design for over 700 grow facilities since 2006 making us a trusted resource for indoor environmental design and control management for the cannabis industry.

Our customers have included small cultivation operations to licensed commercial facilities ranging from several thousand to more than 100,000 square feet. We have sold our equipment and systems throughout the U.S. and Canada as well as internationally in South Africa, Switzerland and the United Kingdom. Our revenue stream is derived primarily from supplying mechanical engineering services and climate and environmental control equipment to commercial indoor cannabis grow facilities. We also sell equipment to smaller cultivators who can purchase either directly from us, or from our authorized wholesalers or retailers. Though our customers do, we neither produce nor sell cannabis.

Forward Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect our current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in our Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to our SEC filings for a more detailed discussion of the risks and uncertainties associated with our business, including but not limited to the risks and uncertainties associated with our business prospects and the prospects of our existing and prospective customers; the inherent uncertainty of product development; regulatory, legislative and judicial developments, especially those related to changes in, and the enforcement of, cannabis laws; increasing competitive pressures in our industry; and relationships with our customers and suppliers. Except as required by the federal securities laws, we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to Surna’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

Statement about Cannabis Markets

The use, possession, cultivation and distribution of cannabis is prohibited by U.S. federal law. This includes medical and recreational cannabis. Although certain states have legalized medical and recreational cannabis, companies and individuals involved in the sector are still at risk of being prosecuted by federal authorities. Further, the landscape in the cannabis industry changes rapidly. This means that at any time the city, county, or state where cannabis is permitted can change the current laws and/or the federal government can supersede those laws and take prosecutorial action. Given the uncertain legal nature of the cannabis industry, it is imperative that investors understand that investments in the cannabis industry should be considered very high risk. A change in the current laws or enforcement policy can negatively affect the status and operation of our business, require additional fees, stricter operational guidelines and unanticipated shut-downs.

Surna Marketing

Jamie English

Director of Marketing

jamie.english@surna.com

(303) 993-5271